Exhibit 10.18

AMENDMENT TO PRINCIPAL UNDERWRITING AGREEMENT

                This Amendment (“Amendment”) is made as of July 24, 2002 between Waddell & Reed Advisors Asset Strategy Fund, Inc. (the “Fund”), an open-end investment management company registered under the Investment Company Act of 1940, and Waddell & Reed, Inc. (“W&R”), the Fund’s Principal Underwriter.  The parties hereby amend the Principal Underwriting Agreement dated as of March 9, 1995 (“Agreement”), as set forth below.  Unless otherwise provided, capitalized terms used herein shall have the same meanings given to such terms in the Agreement.

                WHEREAS, the Bank Secrecy Act, as amended by the USA PATRIOT ACT, requires the Fund to develop and implement and institute an anti-money laundering program (“AML Program”); and

                WHEREAS, the Fund has adopted the AML Program set forth in Schedule 1 hereto; and

                WHEREAS, W&R processes investor account applications, approves and qualifies prospective investors, accepts investor funds, and/or services investor accounts; and

                WHEREAS, the Fund wishes to delegate certain aspects of the implementation and operation of the Fund’s AML Program to W&R; and

                WHEREAS, W&R desires to accept such delegation.

                NOW THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties agree as follows:

1.               Delegation.  The Fund hereby delegates to W&R, as agent for the Fund, responsibility for the implementation and operation of the following policies and procedures in connection with the Fund’s AML Program, as applicable to W&R’s functions as defined in the Agreement:  (i) know-your-customer policies; (ii) monitoring accounts and identifying high risk accounts; (iii) policies and procedures for reliance on third parties; (iv) policies and procedures for correspondent accounts for foreign financial institutions and for private banking accounts for non-U.S. persons; (v) no cash policy; (vi) detecting and reporting suspicious activity; and (vii) all related recordkeeping requirements, and W&R accepts such delegation.  W&R further agrees to cooperate with the Fund’s AML Compliance Officer in the performance of W&R’s responsibilities under the AML Program.

2.               The AML Program.  W&R hereby represents and warrants that W&R has received a copy of the Fund’s AML Program and undertakes to perform all responsibilities imposed on W&R as a “Service Provider” thereunder.  The Fund hereby agrees to provide to W&R any amendment(s) to the AML Program promptly after adoption of any such amendment(s) by the Fund.

3.               Consent to Examination.  W&R hereby consents to:  (a) provide to federal examination authorities information and records relating to the AML Program maintained by W&R; and (b) the inspection of W&R by federal examination authorities for purposes of the AML Program.

4.               Anti-Money Laundering Program.  W&R hereby represents and warrants that W&R has implemented and enforces an anti-money laundering program (“AMLP”) that complies with laws, regulations and regulatory guidance applicable to the Fund and W&R, and includes, if applicable:

a.               know-your-customer policies;

b.              due diligence policies for correspondent accounts for foreign financial institutions and for private banking accounts for non-U.S. persons;

c.               reasonable internal procedures and controls to detect and report suspicious activities;

d.              monitoring accounts and identifying high-risk accounts;

e.               a compliance officer or committee with responsibility for the anti-money laundering program;

f.                 employee training, including that:  (i) new employees receive AML training upon the commencement of their employment; and (ii) existing employees receive AML training at the time such employees assume duties that bring them into contact with possible money laundering activities;

g.              an independent audit function; and

h.              recordkeeping requirements.

5.               Delivery of Documents.  W&R agrees to furnish to the Fund the following documents:

a.               a copy of W&R’s AMLP as in effect on the date hereof, and any material amendment thereto promptly after the adoption of any such amendment;

b.              a copy of any deficiency letter sent by federal examination authorities concerning W&R’s AMLP; and

c.               no less frequently than annually, a report on W&R’s anti-money laundering program that includes a certification to the Fund concerning W&R’s implementation of, and ongoing compliance with, its anti-money laundering program and a copy of any audit report prepared with respect to W&R’s anti-money laundering program.

6.               Reports.  W&R will provide periodic reports concerning W&R’s compliance with W&R’s AMLP and/or the Fund’s AML Program at such times as may be reasonably requested by the Fund’s Board of Directors or the Anti-Money Laundering Compliance Officer.

7.               Miscellaneous.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Except as specifically set forth herein, all other provisions of the Agreement shall remain in force and effect.

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be fully executed as of the day and year first written above.

Waddell & Reed Advisors Asset Strategy Fund, Inc.

By:	/s/Kristen A. Richards
Kristen A. Richards
Title:	Vice President and Secretary

Waddell & Reed, Inc.

By:	/s/Michael D. Strohm
Michael D. Strohm
Title:	President